                                                                  EXHIBIT 25
---------------------------------------------------------------------------
                               UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C.   20549
                           ____________________
                                 FORM T-1

           STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

           CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
           TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
                           _____________________

                          BANKERS TRUST COMPANY
             (Exact name of trustee as specified in its charter)

            NEW YORK                                       13-4941247
    (Jurisdiction of Incorporation or                  (I.R.S. Employer
organization if not a U.S. national bank)              Identification no.)

      FOUR ALBANY STREET
      NEW YORK, NEW YORK                                     10006
    (Address of principal                                  (Zip Code)
      executive offices)

                           BANKERS TRUST COMPANY
                           LEGAL DEPARTMENT
                           130 LIBERTY STREET, 31ST FLOOR
                           NEW YORK, NEW YORK  10006
                           (212) 250-2201
        (Name, address and telephone number of agent for service)
                           _______________________

OLD KENT FINANCIAL
CORPORATION                             MICHIGAN                  38-1986608
OLD KENT CAPITAL TRUST II               DELAWARE                  51-6508993
OLD KENT CAPITAL TRUST III              DELAWARE                  51-6508994
OLD KENT CAPITAL TRUST IV               DELAWARE                  51-6508995
(Exact name of each obligor (State or other jurisdiction of (I.R.S. employer as specified in its charter) Incorporation or organization) Identification no.)

       111 LYON STREET, N.W.                        ALBERT T. POTAS
   GRAND RAPIDS, MICHIGAN 49503            SENIOR VICE PRESIDENT OF OLD KENT
  (ADDRESS, INCLUDING ZIP CODE,                  FINANCIAL CORPORATION
   OF REGISTRANT'S PRINCIPAL                    111 LYON STREET, N.W.
      EXECUTIVE OFFICES)                    GRAND RAPIDS, MICHIGAN 49503
                                                   (616) 752-2752
                                        (NAME, ADDRESS, INCLUDING ZIP CODE,
                                     AND TELEPHONE NUMBER, OF AGENT FOR SERVICE)

     CAPITAL SECURITIES OF OLD KENT CAPITAL TRUSTS II, III, AND IV(SEVERALLY, "CAPITAL SECURITIES") JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
           OF OLD KENT CORPORATION OLD KENT CORPORATION GUARANTEES WITH
                          RESPECT TO CAPITAL SECURITIES
                      (Title of the indenture securities)

ITEM   1.   GENERAL INFORMATION.

     Furnish the following information as to the trustee.

    (a) Name and address of each examining or supervising authority to which it is subject.

         NAME                                          ADDRESS

         Federal Reserve Bank (2nd District)           New York, NY
         Federal Deposit Insurance Corporation         Washington, D.C.
         New York State Banking Department             Albany, NY

    (b)  Whether it is authorized to exercise corporate trust powers.
         Yes.

ITEM   2.  AFFILIATIONS WITH OBLIGOR.

     If the obligor is an affiliate of the Trustee, describe each such affiliation.

     None.

ITEM 3. -15.   NOT APPLICABLE

ITEM  16.  LIST OF EXHIBITS.

   EXHIBIT 1 - Restated Organization Certificate
               of Bankers Trust Company dated August 7, 1990, Certificate of Amendment of the Organization
               Certificate of Bankers Trust Company dated June 21,
               1995 - Incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 33-65171, Certificate of Amendment of the Organization
               Certificate of Bankers Trust Company dated March 20, 1996, incorporate by referenced to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-25843 and Certificate of Amendment of the Organization
               Certificate of Bankers Trust Company dated June 19,
               1997, copy attached.

   EXHIBIT 2 - Certificate of Authority to commence business -
               Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

   EXHIBIT 3 - Authorization of the Trustee to exercise corporate trust powers - Incorporated herein by reference to
               Exhibit 2 filed with Form T-1 Statement, Registration
               No. 33-21047.

   EXHIBIT 4 - Existing By-Laws of Bankers Trust Company, as amended on November 18, 1997.  Copy attached.

   EXHIBIT 5 - Not applicable.

   EXHIBIT 6 - Consent of Bankers Trust Company required by Section 321(b)
               of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

   EXHIBIT 7 - The latest report of condition of Bankers Trust Company dated as of March 31, 1998.  Copy attached.

   EXHIBIT 8 - Not Applicable.

   EXHIBIT 9 - Not Applicable.

                             SIGNATURE


  Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 13th day of July, 1998.


                                BANKERS TRUST COMPANY



                                By:  /S/MARC PARILLA
                                     Marc Parilla
                                     Assistant Treasurer

                         STATE OF NEW YORK,

                         BANKING DEPARTMENT



  I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New

York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF

AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY UNDER

SECTION 8005 OF THE BANKING LAW," dated June 19, 1997, providing for an increase in authorized capital stock from $1,601,666,670 consisting of

100,166,667 shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of $1,000,000 each designated as Series

Preferred Stock to $2,001,666,670 consisting of 100,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock.


WITNESS, MY HAND AND OFFICIAL SEAL OF THE BANKING DEPARTMENT AT THE CITY OF

NEW YORK,

               THIS 27TH DAY OF JUNE IN THE YEAR OF OUR

               LORD ONE THOUSAND NINE HUNDRED AND NINETY-SEVEN.



                                             MANUEL KURSKY
                                     DEPUTY SUPERINTENDENT OF BANKS

                        CERTIFICATE OF AMENDMENT

                                 OF THE

                        ORGANIZATION CERTIFICATE

                             OF BANKERS TRUST

                   Under Section 8005 of the Banking Law

                        _____________________________

  We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary of Bankers Trust Company, do hereby certify:

  1.   The name of the corporation is Bankers Trust Company.

  2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of march, 1903.

  3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

  4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

   "III.   The amount of capital stock which the corporation is
   hereafter to have is One Billion, Six Hundred and One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($1,601,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 600 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

   "III.   The amount of capital stock which the corporation is
   hereafter to have is Two Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($2,001,666,670), divided into One Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (100,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

  5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

  IN WITNESS WHEREOF, we have made and subscribed this certificate this 19th day of June, 1997.


                                     JAMES T. BYRNE, JR.
                                     James T. Byrne, Jr.
                                     Managing Director


                                     LEA LAHTINEN
                                     Lea Lahtinen
                                     Assistant Secretary

State of New York          )
                           )  ss:
County of New York         )

  Lea Lahtinen, being fully sworn, deposes and says that she is an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                               LEA LAHTINEN
                                               Lea Lahtinen

Sworn to before me this 19th day
of June, 1997.


    SANDRA L. WEST
    Notary Public


            SANDRA L. WEST
    Notary Public State of New York
            No. 31-4942101
     Qualified in New York County
 Commission Expires September 19, 1998

                              BY-LAWS






                        NOVEMBER 18, 1997









                      BANKERS TRUST COMPANY
                            NEW YORK

                           BY-LAWS
                              OF
                    BANKERS TRUST COMPANY

                          ARTICLE I

                 MEETINGS OF STOCKHOLDERS


SECTION 1. The annual meeting of the stockholders of this Company shall be held at the office of the Company in the Borough of Manhattan, City of New York, on the third Tuesday in January of each year, for the election of directors and such other business as may properly come before said meeting.

SECTION 2. Special meetings of stockholders other than those regulated by statute may be called at any time by a majority of the directors. It shall be the duty of the Chairman of the Board, the Chief Executive Officer or the President to call such meetings whenever requested in writing to do so by stockholders owning a majority of the capital stock.

SECTION 3. At all meetings of stockholders, there shall be present, either in person or by proxy, stockholders owning a majority of the capital stock of the Company, in order to constitute a quorum, except at special elections of directors, as provided by law, but less than a quorum shall have power to adjourn any meeting.

SECTION 4. The Chairman of the Board or, in his absence, the Chief Executive Officer or, in his absence, the President or, in their absence, the senior officer present, shall preside at meetings of the stockholders and shall direct the proceedings and the order of business. The Secretary shall act as secretary of such meetings and record the proceedings.


                         ARTICLE II

                         DIRECTORS


SECTION 1. The affairs of the Company shall be managed and its corporate powers exercised by a Board of Directors consisting of such number of directors, but not less than ten nor more than twenty-five, as may from time to time be fixed by resolution adopted by a majority of the directors then in office, or by the stockholders. In the event of any increase in the number of directors, additional directors may be elected within the limitations so fixed, either by the stockholders or within the limitations imposed by law, by a majority of directors then in office. One-third of the number of directors, as fixed from time to time, shall constitute a quorum. Any one or more members of the Board of Directors or any Committee thereof may participate in a meeting of the Board of Directors or Committee thereof by means of a conference telephone or similar communications equipment which allows all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such a meeting.

All directors hereafter elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and have qualified. No person who shall have attained age 72 shall be eligible to be elected or re-elected a director. Such director may, however, remain a director of the Company until the next annual meeting of the stockholders of Bankers Trust New York Corporation (the Company's parent) so that such director's retirement will coincide with the retirement date from Bankers Trust New York Corporation.

No Officer-Director who shall have attained age 65, or earlier relinquishes his responsibilities and title, shall be eligible to serve as a director.

SECTION 2. Vacancies not exceeding one-third of the whole number of the Board of Directors may be filled by the affirmative vote of a majority of the directors then in office, and the directors so elected shall hold office for the balance of the unexpired term.

SECTION 3. The Chairman of the Board shall preside at meetings of the Board of Directors. In his absence, the Chief Executive Officer or, in his absence, such other director as the Board of Directors from time to time may designate shall preside at such meetings.

SECTION 4. The Board of Directors may adopt such Rules and Regulations for the conduct of its meetings and the management of the affairs of the Company as it may deem proper, not inconsistent with the laws of the State of New York, or these By-Laws, and all officers and employees shall strictly adhere to, and be bound by, such Rules and Regulations.

SECTION 5. Regular meetings of the Board of Directors shall be held from time to time on the third Tuesday of the month. If the day appointed for holding such regular meetings shall be a legal holiday, the regular meeting to be held on such day shall be held on the next business day thereafter. Special meetings of the Board of Directors may be called upon at least two day's notice whenever it may be deemed proper by the Chairman of the Board or, the Chief Executive Officer or, in their absence, by such other director as the Board of Directors may have designated pursuant to Section 3 of this Article, and shall be called upon like notice whenever any three of the directors so request in writing.

SECTION 6. The compensation of directors as such or as members of committees shall be fixed from time to time by resolution of the Board of Directors.

                             ARTICLE III

                             COMMITTEES


SECTION 1. There shall be an Executive Committee of the Board consisting of not less than five directors who shall be appointed annually by the Board of Directors. The Chairman of the Board shall preside at meetings of the Executive Committee. In his absence, the Chief Executive Officer or, in his absence, such other member of the Committee as the Committee from time to time may designate shall preside at such meetings.

The Executive Committee shall possess and exercise to the extent permitted by law all of the powers of the Board of Directors, except when the latter is in session, and shall keep minutes of its proceedings, which shall be presented to the Board of Directors at its next subsequent meeting. All acts done and powers and authority conferred by the Executive Committee from time to time shall be and be deemed to be, and may be certified as being, the act and under the authority of the Board of Directors.

A majority of the Committee shall constitute a quorum, but the Committee may act only by the concurrent vote of not less than one-third of its members, at least one of whom must be a director other than an officer. Any one or more directors, even though not members of the Executive Committee, may attend any meeting of the Committee, and the member or members of the Committee present, even though less than a quorum, may designate any one or more of such directors as a substitute or substitutes for any absent member or members of the Committee, and each such substitute or substitutes shall be counted for quorum, voting, and all other purposes as a member or members of the Committee.

SECTION 2. There shall be an Audit Committee appointed annually by resolution adopted by a majority of the entire Board of Directors which shall consist of such number of directors, who are not also officers of the Company, as may from time to time be fixed by resolution adopted by the Board of Directors. The Chairman shall be designated by the Board of Directors, who shall also from time to time fix a quorum for meetings of the Committee. Such Committee shall conduct the annual directors' examinations of the Company as required by the New York State Banking Law; shall review the reports of all examinations made of the Company by public authorities and report thereon to the Board of Directors; and shall report to the Board of Directors such other matters as it deems advisable with respect to the Company, its various departments and the conduct of its operations.

In the performance of its duties, the Audit Committee may employ or retain, from time to time, expert assistants, independent of the officers or personnel of the Company, to make studies of the

Company's assets and liabilities as the Committee may request and to make an examination of the accounting and auditing methods of the Company and its system of internal protective controls to the extent considered necessary or advisable in order to determine that the operations of the Company, including its fiduciary departments, are being audited by the General Auditor in such a manner as to provide prudent and adequate protection. The Committee also may direct the General Auditor to make such investigation as it deems necessary or advisable with respect to the Company, its various departments and the conduct of its operations. The Committee shall hold regular quarterly meetings and during the intervals thereof shall meet at other times on call of the Chairman.

SECTION 3. The Board of Directors shall have the power to appoint any other Committees as may seem necessary, and from time to time to suspend or continue the powers and duties of such Committees. Each Committee appointed pursuant to this Article shall serve at the pleasure of the Board of Directors.

                         ARTICLE IV

                         OFFICERS

SECTION 1. The Board of Directors shall elect from among their number a Chairman of the Board and a Chief Executive Officer; and shall also elect a President, and may also elect a Senior Vice Chairman, one or more Vice Chairmen, one or more Executive Vice Presidents, one or more Senior Managing Directors, one or more Managing Directors, one or more Senior Vice Presidents, one or more Principals, one or more Vice Presidents, one or more General Managers, a Secretary, a Controller, a Treasurer, a General Counsel, one or more Associate General Counsels, a General Auditor, a General
Credit Auditor, and one or more Deputy Auditors, who need not be directors. The officers of the corporation may also include such other officers or assistant officers as shall from time to time be elected or appointed by the Board. The Chairman of the Board or the Chief Executive Officer or, in their absence, the President, the Senior Vice Chairman or any Vice Chairman, may from time to time appoint assistant officers. All officers elected or appointed by the Board of Directors shall hold their respective offices during the pleasure of the Board of Directors, and all assistant officers shall hold office at the pleasure of the Board or the Chairman of the Board or the Chief Executive Officer or, in their absence, the President, the Senior Vice Chairman or any Vice Chairman. The Board of
Directors may require any and all officers and employees to give security for the faithful performance of their duties.

SECTION 2. The Board of Directors shall designate the Chief Executive Officer of the Company who may also hold the additional title of Chairman of the Board, President, Senior Vice Chairman or Vice Chairman and such person shall have, subject to the supervision and direction of the Board of Directors or the Executive Committee, all of the powers vested in such Chief Executive Officer by law or by these By-Laws, or which usually attach or pertain to such office. The other officers shall have, subject to the supervision and direction of the Board of Directors or the Executive Committee or the Chairman of the Board or, the Chief
Executive Officer, the powers vested by law or by these By-Laws in them as holders of their respective offices and, in addition, shall perform such other duties as shall be assigned to them by the Board of Directors or the Executive Committee or the Chairman of the Board or the Chief Executive Officer.

The General Auditor shall be responsible, through the Audit Committee, to the Board of Directors for the determination of the program of the internal audit function and the evaluation of the adequacy of the system of internal controls. Subject to the Board of Directors, the General Auditor shall have and may exercise all the powers and shall perform all the duties usual to such office and shall have such other powers as may be prescribed or assigned to him from time to time by the Board of Directors or vested in him by law or by these By-Laws. He shall perform such other duties and shall make such investigations, examinations and reports as may be prescribed or required by the Audit Committee. The General Auditor shall have unrestricted access to all records and premises of the Company and shall delegate such authority to his subordinates. He shall have the duty to report to the Audit Committee on all matters concerning the internal audit program and the adequacy of the system of internal controls of the Company which he deems advisable or which the Audit Committee may request. Additionally, the General Auditor shall have the duty of reporting independently of all officers of the Company to the Audit Committee at least quarterly on any matters concerning the internal audit program and the adequacy of the system of internal controls of the Company that should be brought to the attention of the directors except those matters responsibility for which has been vested in the General Credit Auditor. Should the General Auditor deem any matter to be of special immediate importance, he shall report thereon forthwith to the Audit Committee. The General Auditor shall report to the Chief Financial Officer only for administrative purposes.

The General Credit Auditor shall be responsible to the Chief Executive Officer and, through the Audit Committee, to the Board of Directors for the systems of internal credit audit, shall perform such other duties as the Chief Executive Officer may prescribe, and shall make such examinations and reports as may be required by the Audit Committee. The General Credit Auditor shall have unrestricted access to all records and may delegate such authority to subordinates.

SECTION 3. The compensation of all officers shall be fixed under such plan or plans of position evaluation and salary administration as shall be approved from time to time by resolution of the Board of Directors.

SECTION 4. The Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or any person authorized for this purpose by the Chief Executive Officer, shall appoint or engage all other employees and agents and fix their compensation. The employment of all such employees and agents shall continue during the pleasure of the Board of Directors or the Executive Committee or the Chairman of the Board or the Chief Executive Officer or any such authorized person; and the Board of Directors, the Executive Committee, the Chairman of the Board, the Chief Executive Officer or any such authorized person may discharge any such employees and agents at will.


                             ARTICLE V

        INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

SECTION 1.       The Company shall, to the fullest extent permitted by
Section 7018 of the New York Banking Law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, whether involving any actual or alleged breach of duty, neglect or error, any accountability, or any actual or alleged misstatement, misleading statement or other act or omission and whether brought or threatened in any court or administrative or legislative body or agency, including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company is servicing or served in any capacity at the request of the Company by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement, and costs, charges and expenses, including attorneys' fees, or any appeal therein; provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 2. The Company may indemnify any other person to whom the Company is permitted to provide indemnification or the advancement of expenses by applicable law, whether pursuant to rights granted pursuant to, or provided by, the New York Banking Law or other rights created by (i) a resolution of stockholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, it being expressly intended that these By-Laws authorize the creation of other rights in any such manner.

SECTION 3. The Company shall, from time to time, reimburse or advance to any person referred to in Section 1 the funds necessary for payment of expenses, including attorneys' fees, incurred in connection with any action or proceeding referred to in Section 1, upon receipt of a written undertaking by or on behalf of such person to repay such amount(s) if a judgment or other final adjudication adverse to the director or officer establishes that (i) his acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

SECTION 4. Any director or officer of the Company serving (i) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held by the Company, or (ii) any employee benefit plan of the Company or any corporation referred to in clause (i) in any capacity shall be deemed to be doing so at the request of the Company. In all other cases, the provisions of this Article V will apply (i) only if the person serving another corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise so served at the specific request of the Company, evidenced by a written communication signed by the Chairman of the Board, the Chief Executive Officer or the President, and (ii) only if and to the extent that, after making such efforts as the Chairman of the Board, the Chief Executive
Officer or the President shall deem adequate in the circumstances, such person shall be unable to obtain indemnification from such other enterprise or its insurer.

SECTION 5. Any person entitled to be indemnified or to the reimbursement or advancement of expenses as a matter of right pursuant to this Article V may elect to have the right to indemnification (or advancement of expenses) interpreted on the basis of the applicable law in effect at the time of occurrence of the event or events giving rise to the action or proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time indemnification is sought.

SECTION 6. The right to be indemnified or to the reimbursement or advancement of expense pursuant to this Article V (i) is a contract right pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Company and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

SECTION 7. If a request to be indemnified or for the reimbursement or advancement of expenses pursuant hereto is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expenses of prosecuting such claim. Neither the failure of the Company (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstance, nor an actual determination by the Company (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses, shall be a defense to the action or create a presumption that the claimant is not so entitled.

SECTION 8. A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 shall be entitled to indemnification only as provided in Sections 1 and 3, notwithstanding any provision of the New York Banking Law to the contrary.


                          ARTICLE VI

                             SEAL


SECTION 1. The Board of Directors shall provide a seal for the Company, the counterpart dies of which shall be in the charge of the Secretary of the Company and such officers as the Chairman of the Board, the Chief Executive Officer or the Secretary may from time to time direct in writing, to be affixed to certificates of stock and other documents in accordance with the directions of the Board of Directors or the Executive Committee.

SECTION 2. The Board of Directors may provide, in proper cases on a specified occasion and for a specified transaction or transactions, for the use of a printed or engraved facsimile seal of the Company.


                        ARTICLE VII

                       CAPITAL STOCK


SECTION 1. Registration of transfer of shares shall only be made upon the books of the Company by the registered holder in person, or by power of attorney, duly executed, witnessed and filed with the Secretary or other proper officer of the Company, on the surrender of the certificate or certificates of such shares properly assigned for transfer.


                       ARTICLE VIII

                       CONSTRUCTION


SECTION 1. The masculine gender, when appearing in these By-Laws, shall be deemed to include the feminine gender.


                       ARTICLE IX

                       AMENDMENTS


SECTION 1. These By-Laws may be altered, amended or added to by the Board of Directors at any meeting, or by the stockholders at any annual or special meeting, provided notice thereof has been given.

I, Marc Parilla, Assistant Treasurer of Bankers Trust Company, New York, New York, hereby certify that the foregoing is a complete, true and correct copy of the By-Laws of Bankers Trust Company, and that the same are in full force and effect at this date.



                                           __________________________
                                              ASSISTANT TREASURER



DATED:  July 13, 1998

Legal Title of Bank:   Bankers Trust Company         Call Date:  03/31/98  ST-BK: 36-4840           FFIEC 031
Address:               130 Liberty Street            Vendor ID: D          CERT:  00623             Page RC-1
City, State  ZIP:      New York, NY  10006                                                          11
FDIC Certificate No.:  0  0  6  2  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR MARCH 31, 1998

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET
                                                                                                     _______________
                                                                                                           C400
                                                               DOLLAR AMOUNTS IN THOUSANDS   RCFD     BIL MIL THOU
ASSETS                                                                                       / / / / / / / / / / / /
  1.  Cash and balances due from depository institutions
      (from Schedule RC-A):                                                                  / / / / / / / / / / / /
      a.  Noninterest-bearing balances and currency and
          coin <F1>...........................................                                0081     1,458,000     1.a.
      b.  Interest-bearing balances <F2>......................                                0071     2,253,000     1.b.
  2.  Securities:                                                                            / / / / / / / / / / / /
      a.  Held-to-maturity securities (from Schedule RC-B,
          column A)...........................................                                1754             0     2.a.
      b.  Available-for-sale securities (from Schedule RC-B,
          column D)...........................................                                1773     6,444,000     2.b.
  3.  Federal funds sold and securities purchased under
      agreements to resell....................................                                1350    30,836,000     3.
  4.  Loans and lease financing receivables:                                                 / / / / / / / / / / / /
      a.  Loans and leases, net of unearned income (from
          Schedule RC-C)......................................  RCFD  2122  19,993,000       / / / / / / / / / / / / 4.a.
      b.  LESS:   Allowance for loan and lease
          losses..............................................  RCFD  3123     647,000       / / / / / / / / / / / / 4.b.
      c.  LESS:   Allocated transfer risk reserve.............  RCFD  3128           0       / / / / / / / / / / / / 4.c.
      d.  Loans and leases, net of unearned income,                                          / / / / / / / / / / / /
          allowance, and reserve (item 4.a minus 4.b and
          4.c)................................................                                2125    19,346,000     4.d.
  5.  Trading Assets (from schedule RC-D).....................                                3545    45,690,000     5.
  6.  Premises and fixed assets (including capitalized
      leases).................................................                                2145       791,000     6.
  7.  Other real estate owned (from Schedule RC-M)............                                2150       184,000     7.
  8.  Investments in unconsolidated subsidiaries and
      associated companies (from Schedule RC-M)...............                                2130       104,000     8.
  9.  Customers' liability to this bank on acceptance
      soutstanding............................................                                2155       542,000     9.
 10.  Intangible assets (from Schedule RC-M)..................                                2143        81,000    10.
 11.  Other assets (from Schedule RC-F).......................                                2160     5,339,000    11.
 12.  Total assets (sum of items 1 through 11)................                                2170   113,068,000    12.

__________________________
<F1>  Includes cash items in process of collection and unposted debits.
<F2>  Includes time certificates of deposit not held for trading.

Legal Title of Bank:  Bankers Trust Company              Call Date: 03/31/98   ST-BK:  36-4840     FFIEC  031
Address:              130 Liberty Street                 Vendor ID: D          CERT:  00623        Page  RC-2
City, State Zip:      New York, NY  10006                                                          12
FDIC Certificate No.: 0  0  6  2  3

SCHEDULE RC--CONTINUED
_____________________________
                                                                                             --------------------------------
                                                               DOLLAR AMOUNTS IN THOUSANDS   / / / / / /  BIL MIL THOU
-----------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                  / / / / / / / / / / / /
 13.  Deposits:                                                                              / / / / / / / / / / / /
      a.  In domestic offices (sum of totals of columns A and
          C from Schedule RC-E, part I).......................                               RCON 2200    26,465,000    13.a.
          (1) Noninterest-bearing<F1>.........................                               RCON 6631     3,005,000    13.a(1)
                                                                                             / / / / / / / / / / / /
          (2) Interest-bearing ...............................                               RCON 6636     23,460,000   13.a(2)
                                                                                             / / / / / / / / / / / /
      b.  In foreign offices, Edge and Agreement subsidiaries,
          and IBFs (from Schedule RC-E........................                               / / / / / / / / / / / /
          part II)                                                                           RCFN 2200     21,993,000   13.b.
          (1)  Noninterest-bearing ...........................                               RCFN 6631      1,712,000   13.b(1)
                                                                                             / / / / / / / / / / / /
          (2)  Interest-bearing...............................                               RCFN 6636     20,281,000   13.b(2)
                                                                                             / / / / / / / / / / / /
 14.  Federal funds purchased and securities sold under
      agreements to repurchase................................                               RCFD 2800     12,125,000   14.
 15.  a.  Demand notes issued to the U.S. Treasury............                               RCON 2840              0   15.a.
      b.  Trading liabilities (from Schedule RC-D)............                               RCFD 3548     25,701,000   15.b.
 16.  Other borrowed money (includes mortgage indebtedness
      and obligations under capitalized leases):                                             / / / / / / / / / / / /
      a.  With a remaining maturity of one year or less.......                               RCFD 2332      6,773,000   16.a.
      b.  With a remaining maturity of more than one year
          through three years.................................                               A547           3,754,000   16.b.
      c.  With a remaining maturity of more than three
          years...............................................                               A548           2,212,000   16.c
 17.  Not Applicable..........................................                               / / / / / / / / / / / /    17.
 18.  Bank's liability on acceptances executed and
      outstanding.............................................                               RCFD 2920       542,000    18.
 19.  Subordinated notes and debentures <F2>..................                               RCFD 3200     1,308,000    19.
 20.  Other liabilities (from Schedule RC-G)..................                               RCFD 2930     6,135,000    20.
 21.  Total liabilities (sum of items 13 through 20)..........                               RCFD 2948   107,008,000    21.
 22.  Not Applicable..........................................                               / / / / / / / / / / / /
                                                                                             / / / / / / / / / / / /    22.




EQUITY CAPITAL                                                                               / / / / / / / / / / / /
 23.  Perpetual preferred stock and related surplus...........                               RCFD 3838     1,000,000    23.
 24.  Common stock............................................                               RCFD 3230     1,352,000    24.
 25.  Surplus (exclude all surplus related to preferred
      stock)..................................................                               RCFD 3839       544,000    25.
 26.  a.  Undivided profits and capital reserves..............                               RCFD 3632     3,583,000    26.a.
      b.  Net unrealized holding gains (losses) on
          available-for-sale securities ......................                               RCFD 8434    (   41,000)   26.b.
 27.  Cumulative foreign currency translation adjustments.....                               RCFD 3284    (  378,000)   27.
 28.  Total equity capital (sum of items 23 through 27).......                               RCFD 3210     6,060,000    28.
 29.  Total liabilities and equity capital (sum of items 21
      and 28).................................................                               RCFD 3300   113,068,000    29

Memorandum
To be  reported only with the March Report of Condition.
   1.  Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
       performed for the bank by independent external                                                         NUMBER
       auditors as of any date during 1997
 ..........................................................................................   RCFD 6724             1    M.1

1 =  Independent audit of the bank conducted in accordance        4  =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified          external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank          authority)
2 =  Independent audit of the bank's parent holding company       5  =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing           auditors
     standards by a certified public accounting firm which        6  =  Compilation of the bank's financial statements by
     submits a report on the consolidated holding company               external auditors
     (but not on the bank separately)                             7  =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in              8  =  No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required by
     state chartering authority)
______________________
<F1>  Including total demand deposits and noninterest-bearing time and savings deposits.
<F2>  Includes limited-life preferred stock and related surplus.